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                                                     Exhibit 23.2





                       ENGINEER'S CONSENT


We consent to incorporation by reference in the Registration Statements (No. 33-32378, No. 33-67924 and No. 333-66873) on Form
S-8 and the Registration Statements (No. 333-00815 and No. 333-66899) on Form S-3 of Devon Energy Corporation the reference to our appraisal report for Devon Energy Corporation as of December 31, 1998, which appears in the December 31, 1998 annual report on Form 10-K of Devon Energy Corporation.





                                  By: Allen K. Ashton
                                      AMH GROUP LTD.


March 29, 1999